Exhibit 10.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment No. 1 to Amended and Restated Employment Agreement (this “Amendment”) is made and entered into effective as of December 5, 2025 (the “Effective Date”) by and between Plymouth Industrial REIT, Inc., a Maryland corporation (the “Company”) and Jeffrey E. Witherell, an individual (“Executive”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in the Original Agreement, as defined below.

RECITALS:

WHEREAS, the Company and Executive entered into an Amended and Restated Employment Agreement, dated effective as of June 19, 2019 (the “Original Agreement”); and

WHEREAS, the parties hereto desire to amend the Original Agreement as set forth in this Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledge, the parties hereto agree as follows:

1.
Section 4(e) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“(e) Exclusive Benefits. Except as expressly provided in Section 4 of the Original Agreement, as amended by the Amendment, and subject to Section 6 of the Original Agreement, the Executive shall not be entitled to any additional payments or benefits upon or in connection with the Executive’s termination of employment. For the avoidance of doubt, the Executive shall not be entitled to severance or termination benefits under the Original Agreement, as amended by the Amendment, in connection with the Executive’s termination of employment with the Company that occurs during the period six months prior to, and ending twenty-four months following, a Change in Control (as defined in the Executive’s Change in Control Severance Agreement with the Company, dated as of June 19, 2019, as amended December 5, 2025 (the “Change in Control Severance Agreement”).”

2.
Miscellaneous. Except as specifically set forth herein, all terms and provisions of the Original Agreement shall remain unchanged, unmodified and in full force and effect, and the Original Agreement shall be read together and construed with this Amendment. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing one counterpart. This Amendment, together with the Original Agreement as amended hereby, shall supersede and replace any prior agreement or arrangement, whether written or unwritten, between the Company and Executive relating to the subject matter hereof, including, for the avoidance of doubt, any agreement between the Company and the Executive which provides for severance benefits that are payable other than in connection with a Change in Control.

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IN WITNESS WHEREOF, the Company and Executive have executed this Amendment as of the Effective Date.

THE COMPANY:

PLYMOUTH INDUSTRIAL REIT, INC., a Maryland corporation

By:	/s/ Anthony Saladino
Name:	Anthony Saladino
Title:	President and Chief Financial Officer

Executive:

/s/ Jeffrey E. Witherell
Jeffrey E. Witherell, an individual

[Signature Page to Amendment No. 1 to Amended and Restated Employment Agreement]